SHARE SALE AGREEMENT

Date: 5th May 1999

Parties:

(1) ELLEN DOHERTY of 5 Woodlands Way, Alkrington, Middleton, Manchester M24 1WL; ("ED"); and

(2) ELLEN DOHERTY of 5 Woodlands Way as above and ANTHONY THOMAS DEMPSEY of Steam Packet House, 76 Cross Street Manchester M2 4JU ("the Trustees") as trustees of the Ellen Doherty Settlement 1997 ("the Trust"); and

(3) LEISURE TRAVEL GROUP LIMITED (Co. No: 3764239) of Trafalgar House, 11 Waterloo Place, London SW1 ("the Purchaser").

RECITALS

A.     Miss  Ellie's  World  Travel  Limited  is  a  private   limited   company
       incorporated in England under the Companies Act 1985 under number 2000814 ("the Company").

B. It has been agreed that the Vendors will sell and the Purchaser will purchase the entire issued share capital of the Company (as defined below) on the terms of this Agreement.


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NOW IT IS HEREBY AGREED as follows:

1.     Interpretation

1.1 In this Agreement the following words and expressions have the following meanings unless they are inconsistent with the context:

       "Agreed Form"               the form  agreed  between  the  parties on or
                                   prior to the date of this agreement and initialled for the purpose of identification by their respective solicitors;

       "the Original Agreement"    means  an   agreement   between  ED  and  the
                                   Purchaser dated 16 November 1998;

       "Shares"                    means  50,000  issued   ordinary   shares  of
                                   (pound)1 each of the Company being the whole of the issued share capital of the Company;

       "Vendors"                   means, together, ED and the Trustees.

1.2 Clause headings in this Agreement are for ease of reference only and do not affect the construction of any provision.

1.3 Except where the context otherwise requires words denoting the singular include the plural and vice versa, words denoting any one gender include all genders and words denoting persons include corporations and vice versa.

1.4 Unless otherwise stated, a reference to a clause or sub-clause is a reference to a clause or a sub-clause of this Agreement.


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1.5    Save where the  context  does not permit,  words and phrases  used in the
       Original Agreement shall bear the same meaning herein.


2.     Agreement for Sale

2.1 Subject to the terms and conditions of this Agreement the Vendors shall sell and the Purchaser shall purchase the Shares free from all liens, charges and encumbrances and with all rights attaching to them, with effect from the date of this Agreement for the consideration set out in clause 3.


3.     Purchase Consideration

3.1    The purchase consideration for the Shares shall be the aggregate of:

       3.1.1 the sum of (pound)70,000 already paid and received by ED on behalf of the Vendors, and

       3.1.2 the sum of (pound)845,000 payable in cash to the Vendor at completion.


4.     Completion

4.l Completion of the purchase of the Shares shall take place at the offices of the Purchaser's Solicitors as soon as reasonably practicable and in any event by 9th July 1999 when the Vendors shall deliver to the Purchaser duly completed and signed transfers in favour of the Purchaser of the Shares together with the relative share certificates and all those other act and things set out in clause 5 of the Original Agreement shall be performed.


4.2 A Board Meeting of the Company shall be held at which the transfers referred to in clause 4.1 shall be approved (subject to stamp duty adjudication).


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4.3    The Purchaser shall satisfy that part of the consideration for the Shares as set out in clause 3.1.2 by the payment (by telegraphic transfer) to the Vendors' Solicitors in cleared funds of the amount referred to therein.

4.4 ED shall enter into a new service agreement with the Company in the Agreed Form at Completion.


5.     Warranties by ED

5.l ED warrants to the Purchaser in the terms of clause 6 of the Original Agreement save that so far as clause 6.1.1. the Vendors will have the said power and in relation to clause 6.1.4 the Vendors are so entitled.

5.2 ED warrants to the Purchaser in the same terms as she warranted in clause 6 of the Original Agreement that the Company has carried on its business in its ordinary course since 16th November 1998 and overall there has been no material adverse change in the business of the Company since that date.


6.     Restrictive Agreement

       ED hereby undertakes to the Purchaser in the same terms as she did in clause 7 of the Original Agreement to the Purchaser as therein defined.


7.     General

7.1    ED hereby  repeats  as at 31st January 1999 the  warranties  contained in
       Schedule 4 of the Original Agreement subject to the Disclosure Letter which related to that agreement (and subject also to the contends of the management accounts to 31st March 1999 which have been delivered to the Purchaser and subject also to the limitations contained in the Original Agreement).


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7.2    This  Agreement  constitutes  the entire  agreement  between  the parties hereto with respect to the matters dealt with herein and supersedes any previous agreement between the parties hereto in relation to such matters. Each of the parties hereto hereby acknowledges that in entering into this agreement it has not relied on any representation or warranty save as expressly set out herein or in any document referred to herein. No variation of this agreement shall be valid or effective unless made by one or more instruments in writing signed by such of the parties hereto which would be affected by such variation.

7.3 The constitution, validity and performance of this agreement shall be governed by the laws of England and the parties hereby irrevocably agree that they will submit to the non-exclusive jurisdiction of the English Courts.

7.4 The parties confirm that save as set out in this Agreement the Original Agreement is of no continuing effect.

7.5 The parties agree that the liability of the Trustees under the terms of this Agreement shall be limited to the value of the Trust assets in the hands of the Trustees from time to time.

7.6 The parties agree that clause 8.6 of the Original Agreement shall be deemed incorporated in this Agreement.



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AS WITNESS the hands of the parties the day and year first before written

Signed by                                    )
ELLEN DOHERTY                                )    /s/ ELLEN DOHERTY
in the presence of:-                         )

              76 CROSS ST. MANCHESTER

Signed by                                    )
ELLEN DOHERTY (as a Trustee)                 )    /s/ ELLEN DOHERTY
in the presence of:-                         )


Signed by                                    )
ANTHONY THOMAS DEMPSEY                       )    /s/ ANTHONY THOMAS DEMPSEY
(as a Trustee and without personal liability))
in the presence:-                            )


Signed by                                    )
LEISURE TRAVEL GROUP LIMITED                 )    /s/ ILLEGIBLE
acting by                                    )

               Director


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